UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000
Houston, Texas (Address of principal executive offices)	77024 (zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Notes

On November 22, 2013, Forum Energy Technologies, Inc. (the “Company”) issued $100 million aggregate principal amount of its 6.250% Senior Notes due 2021 (the “Additional Notes”) to eligible purchasers in a private placement pursuant to an Indenture, dated as of October 2, 2013 (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). On October 2, 2013, the Company issued $300 million in aggregate principal amount of its 6.250% Senior Notes due 2021, which, together with the Additional Notes, form a single series of debt securities under the Indenture and are herein referred to as the “Notes.” Pursuant to a Purchase Agreement, dated November 19, 2013 (the “Purchase Agreement”), by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), the Initial Purchasers sold the Additional Notes to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Additional Notes and guarantees under the Indenture are senior unsecured obligations.

The sale of the Additional Notes resulted in net proceeds to the Company of approximately $101.2 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. Purchasers also paid for interest accrued on the Additional Notes from October 2, 2013 through the closing date. The Company used the net proceeds from the issuance to reduce borrowings outstanding under its revolving credit facility.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Guarantors. The Guarantors are the subsidiaries of the Company that currently guarantee the Company’s indebtedness under the Company’s credit facility.

Interest Rate. Interest on the Notes accrues at a rate of 6.250% per annum. Interest on the Notes is payable in cash semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2014.

Optional Redemption. The Company may redeem the Notes, in whole or in part, at any time or from time to time prior to October 1, 2016 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. At any time or from time to time prior to October 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds that it raises in certain equity offerings at a redemption price equal to 106.250% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date. In addition, at any time or from time to time on or after October 1, 2016, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount) equal to 104.688% for the twelve-month period beginning on October 1, 2016, 103.125% for the twelve-month period beginning on October 1, 2017, 101.563% for the twelve-month period beginning on October 1, 2018 and 100.000% beginning on October 1, 2019 and at any time thereafter, plus accrued and unpaid interest to the redemption date.

Repurchase upon Change of Control. If a change of control event occurs and is followed by a ratings decline as described in the Indenture, each holder of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as the ability of the Company’s restricted subsidiaries) to: pay dividends on, purchase or redeem its common stock or purchase or redeem its subordinated debt; make certain investments; incur or guarantee additional indebtedness or issue certain types of equity securities; create certain liens; sell assets, including equity interests in the Company’s restricted subsidiaries; redeem or prepay subordinated debt; restrict dividends or other payments of the Company’s restricted subsidiaries; consolidate, merge or transfer all or substantially all of the Company’s assets; engage in transactions with affiliates; and create unrestricted subsidiaries. However, many of these covenants will cease to apply if the Notes are rated investment grade from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and there is no default or event of default under the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs other than due to bankruptcy or insolvency, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by the Indenture (and the form of notes included therein) which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 4, 2013.

Registration Rights Agreement

In connection with the issuance of the Additional Notes, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of November 22, 2013 (the “Registration Rights Agreement”), which will give holders of the Additional Notes certain exchange and registration rights with respect to the Additional Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use commercially reasonable efforts to file an exchange offer registration statement with the SEC and to have the registration statement declared effective and to complete an exchange offer on or prior to October 2, 2014. Further, under certain circumstances, in lieu of, or in addition to, a registered exchange offer, the Company and the Guarantors are required to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resale of the Additional Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Additional Notes within the specified time periods

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On November 19, 2013, the Company issued a notice pursuant to Rule 135c of the Securities Act with respect to the commencement of the offering of the Additional Notes. A copy of the notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 19, 2013, the Company issued a notice pursuant to Rule 135c of the Securities Act with respect to the pricing of the offering of the Additional Notes. A copy of the notice is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated November 19, 2013, by and among Forum Energy Technologies, Inc., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”).

4.1	Registration Rights Agreement, dated November 22, 2013, among Forum Energy Technologies, Inc., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

99.1	Rule 135c Notice issued by the Company on November 19, 2013.

99.2	Rule 135c Notice issued by the Company on November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: November 25, 2013

	By:	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated November 19, 2013, by and among Forum Energy Technologies, Inc., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”).

4.1	Registration Rights Agreement, dated November 22, 2013, among Forum Energy Technologies, Inc., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

99.1	Rule 135c Notice issued by the Company on November 19, 2013.

99.2	Rule 135c Notice issued by the Company on November 19, 2013.